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                                                                     Exhibit 5.1


              [LETTERHEAD OF HELLER EHRMAN WHITE & MCAULIFFE LLP]

June 29, 2001


Identix Incorporated
100 Cooper Court
Los Gatos, California 95032

                      Registration Statement on Form S-3
                      ----------------------------------

Ladies and Gentlemen:

     We have acted as counsel to Identix Incorporated, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission on June 19, 2001, for the purpose of registering for resale under the Securities Act of 1933, as amended, up to 2,489,901 shares of its Common Stock, $.01 par value (the "Shares"). Of the Shares, 264,901 were issued to VeriSign Capital Management pursuant to the Common Stock Purchase Agreement, dated as of December 22, 2000 (the "VeriSign Agreement") and 2,225,000 shares of Common Stock were issued to The State of Wisconsin Investment Board pursuant to the Share Purchase Agreement, dated as of June 11, 2001 (the "SWIB Agreement").

     In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. We have based our opinion upon our review of the following records, documents and instruments:

     (a) The Certificate of Incorporation of the Company certified by the Secretary of State of the State of Delaware as of June 28, 2001 and certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

     (b) The By-laws of the Company certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;
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     (c)  Records certified to us by an officer of the Company as constituting all records of proceedings and actions of the Board of Directors of the Company relating to the issuance of the Shares;

     (d) A letter from ChaseMellon Shareholder Services L.L.C., the Company's Transfer Agent, dated June 28, 2001 as to the number of shares of Common Stock that were outstanding as of June 27, 2001;

     (e)  The Registration Statement;

     (f)  The VeriSign Agreement; and

     (g)  The SWIB Agreement.

     The VeriSign Agreement and the SWIB Agreement are referred to collectively herein as the "Transaction Documents."

     This opinion is limited to the General Corporation Law of the State of Delaware. We disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body.

     Our opinion expressed herein assumes that the Transaction Documents were duly authorized, executed and delivered by the parties thereto in the form that we have reviewed as of the date of this opinion, and that the full consideration stated in the Transaction Documents and set by the Board of Directors when authorizing the issuance of the Shares has been paid.

     Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion and assuming that (i) the Shares are issued in accordance with the terms of the Transaction Documents and the resolutions authorizing their issuance; (ii) appropriate stock certificates evidencing the Shares are executed and delivered; and (iii) all applicable securities laws are complied with, it is our opinion that the Shares were duly authorized and validly issued, and are fully paid and nonassessable.

     This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity for any purpose, without our
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prior written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts which we become aware after the date of this opinion.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                     Very truly yours,


                                     /s/ Heller Ehrman White & McAuliffe LLP